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                                                                    EXHIBIT 99.1

[LOGO OF WHITTAKER]    NEWS RELEASE

               Whittaker Corporation
               1955 N. Surveyor Avenue, Simi Valley, California 93063
               805/526-5700

               Release:  January 11, 1999

               Contact:  John K. Otto
                         Chief Financial Officer
                         (805) 526-5700, ext. 662


             WHITTAKER CORPORATION ANNOUNCES COMPLETION OF SALE OF
                         WHITTAKER PORTA BELLA PROJECT

     Simi Valley, CA, January 11, 1999 -- Whittaker Corporation (NYSE: WKR) today announced the closing of the sale of its Whittaker Porta Bella Project, located in Santa Clarita, California, to Santa Clarita, L.L.C., an affiliate of Phoenix, Arizona-based Remediation Financial, Inc., for $10,000,000 in cash, a $5,000,000 promissory note and a contingent interest in the final profit of the Project.

                                    *  *  *

     Statements made herein that are not based on historical fact are "forward looking statements" within the meaning of the Private Litigation Reform Act of 1995. Actual results could differ from these forward looking statements for many reasons, including the failure to attain a profit from the Project for the purpose of receiving a contingent interest.

     Whittaker Corporation develops innovative fluid control and fire safety systems for aerospace and industrial applications. For additional information on Whittaker, contact the Internet Home Page at http://www.whittaker.com.

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